Exhibit 10.1
SECOND AMENDMENT TO CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of September 14, 2011, by and among CBay Inc., a Delaware corporation, MedQuist Inc., a New Jersey corporation, MedQuist Transcriptions, Ltd., a New Jersey corporation (collectively, the “Borrowers”), MedQuist Holdings Inc., a Delaware corporation (“Holdings”), the other Loan Parties signatory hereto, the Lenders signatory hereto, and General Electric Capital Corporation, a Delaware corporation, as Administrative Agent for the Lenders (the “Administrative Agent”).
RECITALS
     A. The Borrowers, Holdings, the Lenders signatory thereto from time to time and the Administrative Agent are parties to that certain Credit Agreement, dated as of October 1, 2010 as amended by that certain First Amendment to Credit Agreement, Waiver and Consent, dated as of July 11, 2011 (as so amended, and as further amended, supplemented, revised, restated, replaced or otherwise modified, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall having the meanings set forth in the Credit Agreement.
     B. The Borrowers have requested that the Lenders amend the Credit Agreement in certain respects and the Lenders have agreed to amend the Credit Agreement, subject to the terms and conditions hereof.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:
A. AMENDMENTS
     1. Amendment to Section 1.1. Section 1.1 of the Credit Agreement is amended by replacing the definitions of “Commitment”, “Facilities”, “Lender”, “Loan Documents”, “Permitted Acquisition”, “Revolving Credit Commitment”, “Term Loan” and “Term Loan Commitment” in their entirety with the following:
     “Commitment” means, with respect to any Lender, such Lender’s Revolving Credit Commitment, Term Loan Commitment and Incremental Term Loan Commitment.
     “Facilities” means (a) the Term Loan Facility, (b) the Revolving Credit Facility and (c) any credit facility represented by Other Term Loans.
     “Lender” means, collectively, the Swingline Lender and any other financial institution or other Person that (a) is listed on the signature pages hereof as a “Lender”, (b) from time to time becomes a party hereto by execution of an Assignment or (c) from time to time becomes a party hereto by execution of an Incremental Term Loan Assumption Agreement or an Additional Revolving Credit Commitment Assumption Agreement, in each case together with its successors.

     “Loan Documents” means, collectively, this Agreement, any Notes, the Guaranty and Security Agreement, any Mortgages, the Control Agreements, the Fee Letter, the Subordination Agreement, the L/C Reimbursement Agreements, all landlord waivers, each Incremental Term Loan Assumption Agreement and, when executed, each document executed by a Loan Party and delivered to the Administrative Agent, any Lender or any L/C Issuer in connection with or pursuant to any of the foregoing or the Obligations, together with any modification of any term, or any waiver with respect to, any of the foregoing.
     “Permitted Acquisition” means any Proposed Acquisition satisfying each of the following conditions: (a) the aggregate amounts payable in connection with, and other consideration for (in each case, including all transaction costs and all Indebtedness, liabilities and Guaranty Obligations incurred or assumed in connection therewith or otherwise reflected in a Consolidated balance sheet of Holdings and the Proposed Acquisition Target), such Proposed Acquisition and all other Permitted Acquisitions consummated on or prior to the date of the consummation of such Proposed Acquisition shall not exceed (i) $50,000,000 in the aggregate in any Fiscal Year or $150,000,000 in the aggregate during the term of this Agreement plus (ii) Additional Available Cash as of the date of consummation of such Proposed Acquisition plus (iii) an unlimited number of shares of common stock of Holdings issued in connection with such Proposed Acquisition, (b) the Administrative Agent shall have received reasonable advance notice of such Proposed Acquisition including a reasonably detailed description thereof at least 15 days prior to the consummation of such Proposed Acquisition (or such later date as may be agreed by the Administrative Agent) and on or prior to the date of such Proposed Acquisition, the Administrative Agent shall have received copies of the acquisition agreement and related Contractual Obligations and other documents (including financial information and analysis, environmental assessments and reports, opinions, certificates and lien searches) and information reasonably requested by the Administrative Agent, (c) as of the date of consummation of such Proposed Acquisition and after giving effect to all transactions to occur on such date as part of such Proposed Acquisition, (1) all conditions set forth in clauses (i) and (ii) of Section 3.2(b) shall be satisfied or duly waived, (2) Holdings shall, on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder, have a Consolidated Total Leverage Ratio and Consolidated Senior Leverage Ratio which are at least 0.25:1.00 less than the required thresholds set forth in Sections 5.1 and 5.2 as of such date, as applicable, and (3) Holdings shall have Liquidity of at least $20,000,000 and (d) such Proposed Acquisition is consummated no earlier than December 31, 2010.
     “Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings, which commitment is in the amount set forth opposite such Lender’s name on Schedule I under the caption “Revolving Credit Commitment” or in the Additional Revolving Credit Commitment Assumption Agreement pursuant to which such Lender agreed to provide an additional Revolving Credit Commitment, as applicable, as amended to reflect Assignments and as such amount may be reduced pursuant to this Agreement. The aggregate amount of the Revolving Credit Commitments on the Signing Date equals $25,000,000.
     “Term Loan” has the meaning specified in Section 2.1(b). Unless the context shall otherwise require, the term “Term Loan” shall include any Incremental Term Loan.
     “Term Loan Commitment” means, with respect to each Term Loan Lender, the commitment of such Lender to make Term Loans to the Borrowers, which commitment is in the amount set forth opposite such Lender’s name on Schedule I under the caption “Term Loan Commitment”, as amended to reflect Assignments and as such amount may be reduced pursuant to this Agreement. The aggregate amount of the Term Loan Commitments on the Signing Date equals $200,000,000. Unless the context shall otherwise require, the term “Term Loan Commitments” shall include the Incremental Term Loan Commitments.
     2. Amendment to Section 1.1. Section 1.1 of the Credit Agreement is further amended by inserting the following new defined terms in appropriate alphabetical order:
     “Additional Revolving Credit Commitment Amount” shall mean, at any time, the excess, if any, of (a) $50,000,000 over the sum of (b)(i) the aggregate amount of all Incremental Term Loan Commitments established prior to such time pursuant to Section 2.20 plus (ii) the aggregate amount of all additional Revolving Credit Commitments established prior to such time pursuant to Section 2.20.
     “Additional Revolving Credit Commitment Assumption Agreement” shall mean an Additional Revolving Credit Commitment Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrower, the Administrative Agent and one or more Lenders providing additional Revolving Credit Commitments pursuant to Section 2.20.
     “Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.
     “Incremental Term Loan Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.
     “Incremental Term Loan Amount” shall mean, at any time, the excess, if any, of (a) $50,000,000 over the sum of (b)(i) the aggregate amount of all Incremental Term Loan Commitments established prior to such time pursuant to Section 2.20 plus (ii) the aggregate amount of all additional Revolving Credit Commitments established prior to such time pursuant to Section 2.20.
     “Incremental Term Loan Assumption Agreement” shall mean an Incremental Term Loan Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrower, the Administrative Agent and one or more Incremental Term Loan Lenders.
     “Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.20, to make Incremental Term Loans to the Borrowers.
     “Incremental Term Loan Maturity Date” shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.
     “Incremental Term Loan Repayment Dates” shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.
     “Incremental Term Loans” shall mean Term Loans made by one or more Lenders to the Borrowers pursuant to Section 2.1(c). Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.20 and provided for in the relevant Incremental Term Loan Assumption Agreement, Other Term Loans.
     “Other Term Loans” shall have the meaning assigned to such term in Section 2.20(a)(i).
     3. Amendment to Section 2.1. Section 2.1 of the Credit Agreement is amended by inserting the following new Section 2.1(c) at the end thereof:
     (c) Incremental Term Loan Commitments. On the terms and subject to the conditions contained in this Agreement and in the applicable Incremental Term Loan Assumption Agreement, each Lender having an Incremental Term Loan Commitment severally, but not jointly, agrees to make Incremental Term Loans to the Borrower, in an amount not to exceed such Lender’s Incremental Term Loan Commitment. Amounts of Incremental Term Loans repaid may not be reborrowed.
     4. Amendment to Section 2.2(a). Section 2.2(a) of the Credit Agreement is amended by inserting the following at the end thereof, prior to the period:
     (except, with respect to any Incremental Term Borrowing, to the extent otherwise provided in the related Incremental Term Loan Assumption Agreement).
     5. Amendment to Section 2.5(b). Section 2.5(b) of the Credit Agreement is amended by replacing such subsection in its entirety with the following:
     (b) Mandatory. All outstanding (i) Revolving Credit Commitments shall terminate on the Scheduled Revolving Credit Termination Date and (ii) Term Loan Commitments (other than any Incremental Term Loan Commitments, which shall terminate as provided in the related Incremental Term Loan Assumption Agreement) shall terminate on the Closing Date after the funding of the Term Loans; provided, however, that all Commitments shall terminate on October 15, 2010, if all of the conditions precedent set forth in Section 3.1 have not been satisfied or duly waived on or before such date.
     6. Amendment to Section 2.6(b). Section 2.6(b) of the Credit Agreement is amended by replacing such subsection in its entirety with the following:
     (b) The aggregate principal amount of the Term Loans (other than any Other Term Loans) shall be paid in equal quarterly installments of $5,000,000 (subject to adjustment pursuant to Section 2.20(e)) commencing on January 1, 2011 and continuing on the first day of each January, April, July and October thereafter, with a final scheduled installment of the Term Loans due and payable on the Term Loan Maturity Date in an amount equal to the entire remaining principal balance of the Term Loans.
     (c) The Borrowers promise to repay any Other Term Loans on the applicable Incremental Term Loan Maturity Date and on the applicable Incremental Term Loan Repayment Dates and in the amounts set forth in the applicable Incremental Term Loan Assumption Agreement.
     7. Amendment to Article 2. Article 2 of the Credit Agreement is amended by adding the following new Section 2.20 at the end thereof:
     Section 2.20 Incremental Term Loans and Commitments.
     (a) (i) The Borrower Representative may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments in an amount not to exceed the Incremental Term Loan Amount from one or more Incremental Term Loan Lenders, each of which must be (u) an existing Lender, (v) any Affiliate or Approved Fund of any existing Lender or (w) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Administrative Agent. Such notice shall set forth (x) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 or such lesser amount equal to the remaining Incremental Term Loan Amount), (y) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice), and (z) whether such Incremental Term Loan Commitments are commitments to make additional Term Loans or commitments to make term loans with terms different from the Term Loans (“Other Term Loans”).
          (ii) The Borrower Representative may, by written notice to the Administrative Agent from time to time, request additional Revolving Credit Commitments in an amount not to exceed the Additional Revolving Credit Commitment Amount from one or more Persons, each of which must be (x) an existing Lender, (y) any Affiliate or Approved Fund of any existing Lender or (z) any other Person acceptable (which acceptance shall not unreasonably withheld or delayed) to the Administrative Agent. Such notice shall set forth (x) the amount of the additional Revolving Credit Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 or such lesser amount equal to the remaining Additional Revolving Credit Commitment Amount) and (y) the date on which such additional Revolving Credit Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice).
     (b) (i) The Borrower Representative will first seek Incremental Term Loan Commitments from existing Lenders (each of which may agree or decline to participate in its sole discretion) and, if additional commitments are needed, from other Persons who will become Incremental Term Loan Lenders in connection therewith. The Borrowers and each Incremental Term Loan Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of each Incremental Term Loan Lender.
          (ii) The Borrower Representative will first seek additional Revolving Credit Commitments from existing Lenders (each of which may agree or decline to participate in its sole discretion) and, if additional commitments are needed, from other Persons who will become Revolving Credit Lenders in connection therewith. The Borrowers and each Person providing an additional Revolving Credit Commitment shall execute and deliver to the Administrative Agent an Additional Revolving Credit Commitment Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the additional Revolving Credit Commitment of each such Person. The terms and provisions of such additional Revolving Credit Commitments and Revolving Loans made under such additional Revolving Credit Commitments shall be identical to those of the existing Revolving Credit Commitments and Revolving Loans, respectively.
     (c) Without the prior written consent of the Required Lenders, (i) the final maturity date of any Other Term Loans shall be no earlier than the Term Loan Maturity Date, (ii) the average life to maturity of the Other Term Loans shall be no shorter than the average life to maturity of the Term Loans and (iii) except as otherwise set forth herein or in the Incremental Term Loan Assumption Agreement, the Other Term Loans shall (A) be treated substantially the same as (and in any event, no more favorably than) the Term Loans and (B) accrue interest at rates determined by the Borrowers and the Incremental Term Loan Lenders providing such Other Term Loans, which rates may be higher or lower than the rates applicable to the Term Loans; provided, however, that if the initial yield on such Other Term Loans (as determined by the Administrative Agent to be equal to the sum of (x) the margin above the Eurodollar Rate on such Other Term Loans and (y) if such Other Term Loans are initially made at a discount or the Lenders making the same receive a fee directly or indirectly from Holdings, the Borrowers or any Subsidiary for doing so (the amount of such discount or fee, expressed as a percentage of the Other Term Loans, being referred to herein as “OID”), the amount of such OID divided by the lesser of (A) the average life to maturity of such Other Term Loans and (B) four) exceeds the Applicable Margin then in effect for Eurodollar Rate Term Loans by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”), then the Applicable Margin then in effect for Term Loans and the Revolving Credit Commitments shall automatically be increased by the Yield Differential, effective upon the making of the Other Term Loans; provided, further, that in calculating the Yield Differential, customary arrangement or commitment fees paid or payable to one or more arrangers of any such Other Term Loans in their capacities as such shall be excluded. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement and each Additional Revolving Credit Commitment Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement or Additional Revolving Credit Commitment Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment and the Incremental Term Loans evidenced thereby or the additional Revolving Credit Commitment and additional Revolving Loans evidenced thereby, as applicable, and the Administrative Agent and the Borrowers may revise this Agreement to evidence such amendments.
     (d) Notwithstanding the foregoing, no Incremental Term Loan Commitment or additional Revolving Credit Commitment shall become effective under this Section 2.20 unless (i) on the date of such effectiveness, the conditions set forth in paragraph (b) of Section 3.2 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrower Representative, (ii) except as otherwise specified in the applicable Incremental Term Loan Assumption Agreement or Additional Revolving Credit Commitment Assumption Agreement, the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 3.1, (iii) after giving effect to such Incremental Term Loan Commitment and the Incremental Term Loans to be made thereunder and the application of the proceeds therefrom, the Borrowers shall be in compliance with the financial covenants set forth in Sections 5.1, 5.2 and 5.3 on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements are required to be delivered hereunder and (iv) to the extent reasonably necessary to maintain the continuing priority of the Lien of the Mortgages as security for the Obligations, as determined by the Administrative Agent in its reasonable discretion (x) the applicable Loan Party to any Mortgages shall have entered into, and delivered to the Administrative Agent, at the direction and in the sole discretion of the Administrative Agent a mortgage modification or new Mortgage in proper form for recording in the relevant jurisdiction and in a form reasonably satisfactory to the Administrative Agent, (y) the Borrowers shall have caused to be delivered to the Administrative Agent for the benefit of the Secured Parties an endorsement to the title insurance policy, date down(s) or other evidence reasonably satisfactory to the Administrative Agent insuring that the priority of the Lien of the Mortgages as security for the Obligations has not changed and confirming and/or insuring that since the issuance of the title insurance policy there has been no change in the condition of title and there are no intervening liens or encumbrances which may then or thereafter take priority over the Lien of the Mortgages (other than those expressly permitted by Section 8.2) and (z) the Borrowers shall have delivered, at the request of the Administrative Agent, to the Administrative Agent and/or all other relevant third parties all other items reasonably necessary to maintain the continuing priority of the Lien of the Mortgages as security for the Obligations.
     (e) (i) Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower Representative, take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis. This may be accomplished by requiring each outstanding Borrowing of Eurodollar Rate Term Loans to be converted into a Borrowing of Base Rate Term Loans on the date of each Incremental Term Loan, or by allocating a portion of each Incremental Term Loan to each outstanding Borrowing of Eurodollar Rate Term Loans on a pro rata basis. Any conversion of Eurodollar Term Loans to Base Rate Term Loans required by the preceding sentence shall be subject to Section 2.16. If any Incremental Term Loan is to be allocated to an existing Interest Period for a Borrowing of Eurodollar Rate Term Loans, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable Incremental Term Loan Assumption Agreement. In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Section 2.6(b) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans and shall be further increased for all Lenders on a pro rata basis to the extent necessary to avoid any reduction in the amortization payments to which the Term Loan Lenders were entitled before such recalculation.
          (ii) Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower Representative, take any and all action as may be reasonably necessary to ensure that, upon the effectiveness of each additional Revolving Credit Commitment, (y) Revolving Loans made under such additional Revolving Credit Commitment are included in each Borrowing of outstanding Revolving Loans on a pro rata basis and (z) the Lender providing each additional Revolving Credit Commitment shares ratably in the aggregate Pro Rata Outstandings under the Revolving Credit Facility.
     (f) All repayments of Term Loans pursuant to Section 2.12(c) and (d) shall be allocated ratably among the initial Term Loans and all Incremental Term Loans.

     8. Amendment to Section 7.9. Section 7.9 of the Credit Agreement is amended by inserting the following at the end thereof:
     The proceeds of the Incremental Term Loans shall be used by the Borrowers (and, to the extent distributed to them by the Borrowers, each other Group Member) solely for the purposes specified herein and in the applicable Incremental Term Loan Assumption Agreement.
     9. Amendment to Section 8.5(j). Section 8.5(j) of the Credit Agreement is amended by replacing such subsection in its entirety with the following:
     (j) other Restricted Payments by the Group Members funded with Additional Available Cash to the extent the Consolidated Total Leverage Ratio of Holdings is less than 1.00:1.00 both before and after giving effect to such Restricted Payment and any Indebtedness incurred in connection therewith; provided, that at the time any such Restricted Payment is made no Default or Event of Default shall exist or shall result therefrom.
     10. Amendment to Section 8.5. Section 8.5 of the Credit Agreement is amended by adding the following subsection (k):
     (k) the Group Members may repurchase (and the Group Members may declare and pay cash Restricted Payments to another Group Member (or any direct or indirect parent thereof), the proceeds of which are used to so repurchase) shares of Stock or Stock Equivalents of Holdings so long as at the time of any such repurchase, (x) no Default or Event of Default shall exist or shall result therefrom and (y) the aggregate amount of consideration for all such repurchases of Stock and Stock Equivalents of Holdings does not exceed $25,000,000.
B. CONDITIONS TO EFFECTIVENESS
     Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrowers shall have no rights under this Amendment, until:
     1. The conditions to effectiveness set forth in that certain Second Amendment to Senior Subordinated Note Purchase Agreement, dated as of July 11, 2011, by and among the Borrowers, Holdings, and the holders of the Subordinated Notes (the “Subordinated Notes Second Amendment”) shall have been satisfied, including the payment of the Second Amendment Fee (as defined in the Subordinated Notes Second Amendment), and the Subordinated Notes Second Amendment shall have become effective and be in full force and effect with no amendments or modifications thereto;
     2. The Administrative Agent shall have received duly executed signature pages to this Amendment from the Required Lenders, the Borrowers, Holdings, and the Administrative Agent; and

     3. The Borrowers shall have paid an amendment fee (the “Amendment Fee”) to the Administrative Agent for the benefit of each Lender consenting to this Amendment in an amount equal to 0.05% of the sum of the Revolving Credit Commitments and outstanding principal amount of Term Loans, in each case held by such Lender.
C. REPRESENTATIONS
     Each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent that:
     1. The execution, delivery and performance by such Loan Party of this Amendment (a) are within such Loan Party’s corporate or similar powers and, at the time of execution hereof, have been duly authorized by all necessary corporate and similar action, (b) do not (i) contravene such Loan Party’s Constituent Documents, (ii) violate any applicable material Requirement of Law in any material respect, (iii) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Group Member (including other Related Documents or Loan Documents) other than those that would not, in the aggregate, have a Material Adverse Effect, (iv) do not materially adversely affect any Permit of such Loan Party other than those that would not, in the aggregate, have a Material Adverse Effect or (v) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Group Member and (c) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person, other than those which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect;
     2. This Amendment (a) has been duly executed and delivered to the other parties hereto by each Loan Party party hereto, (b) is the legal, valid and binding obligation of such Loan Party and (c) is enforceable against such Loan Party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights or remedies of creditors generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and
     3. Upon giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date. Both before and after giving effect to this Amendment, no Default has occurred and is continuing as of the date hereof.
D. OTHER AGREEMENTS
     1. Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties party thereto. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.
     2. Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by the Borrowers of this Amendment and the consummation of the transactions described herein, and ratifies and confirms the terms of the Guaranty and Security Agreement to which such Guarantor is a party with respect to the Indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any Indebtedness of the Borrowers to the Lenders or any other obligation of the Borrowers, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrowers, the Guaranty and Security Agreement to which such Guarantor is a party (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Guarantor under the Guaranty and Security Agreement to which such Guarantor is a party.
     3. Acknowledgment of Perfection of Security Interest. Each Loan Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with (and to the extent required by) the terms of the Credit Agreement and the other Loan Documents.
     4. Effect of Agreement. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.
     5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.
     6. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement and the other Loan Documents or an accord and satisfaction in regard thereto.
     7. Costs and Expenses. The Borrowers agree to pay on demand all reasonable and documented costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

     8. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission, Electronic Transmission or containing an E-Signature shall be as effective as delivery of a manually executed counterpart hereof.
     9. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.
     10. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
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     IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

CBAY INC. AS BORROWER
By:	V. Raman Kumar
	Name:	V. Raman Kumar
	Title:	Directors

MEDQUIST INC. AS BORROWER
By:	Mark R. Sullivan
	Name:	Mark R. Sullivan
	Title:	General Counsel

MEDQUIST TRANSCRIPTIONS, LTD. AS BORROWER
By:	Mark R. Sullivan
	Name:	Mark R. Sullivan
	Title:	General Counsel

MEDQUIST HOLDINGS INC. AS HOLDINGS
By:	Mark R. Sullivan
	Name:	Mark R. Sullivan
	Title:	General Counsel

[Signature Page to Second Amendment — MedQuist]

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent and Lender
By:	/s/ Kevin Blitz
	Name:	Kevin Blitz
Its Duly Authorized Signatory

[Signature Page to Second Amendment — MedQuist]

SUNTRUST BANK, as Lender
By:	/s/ John Cappellari
	Name:	John Cappellari
	Title:	Vice President

[Signature Page to Second Amendment — MedQuist]

ING CAPITAL LLC, as Lender
By:	/s/ Mike Garvin
	Name:	Mike Garvin
	Title:	Managing Director

[Signature Page to Second Amendment — MedQuist]

REGIONS BANK, as Lender
By:	/s/ Kap Yarbrough
	Name:	Kap Yarbrough
	Title:	Vice President

[Signature Page to Second Amendment — MedQuist]

CAPITALSOURCE BANK, as Lender
By:	/s/ J. Stephen Klose
	Name:	J. Stephen Klose
	Title:	SVP/ Portfolio Manager

[Signature Page to Second Amendment — MedQuist]

ROYAL BANK OF CANADA, as Lender
By:	/s/ Dean Sas
	Name:	Dean Sas
	Title:	Authorized Signatory

[Signature Page to Second Amendment — MedQuist]

FIFTH THIRD BANK, as Lender
By:	/s/ Megan Brearey
	Name:	Megan Brearey
	Title:	AVP

[Signature Page to Second Amendment — MedQuist]

FIFTEENTH INVESTMENT HFS LIMITED, as Lender
By:	GENERAL ELECTRIC CAPITAL
CORPORATION, as Servicer

By:	/s/ Kevin Blitz
	Name:	Kevin Blitz
	Title:	Duly Authorized Signatory

[Signature Page to Second Amendment — MedQuist]

MIHI LLC, as Lender
By:	/s/ Stephen Mehos
	Name:	Stephen Mehos
	Title:	Authorized Signatory

By:	/s/ Kevin Smith
	Name:	Kevin Smith
	Title:	Authorized Signatory

[Signature Page to Second Amendment — MedQuist]